EXHIBIT 10.68(b)
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2
Certain portions of this exhibit, as indicated by “[*]”, have been omitted, pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

AMENDMENT No.2 TO LETTER AGREEMENT COM0191-10

This Amendment No.2 to Letter Agreement COM0191-10, dated as of November 16, 2011 (“Amendment No. 2”) relates to the Letter Agreement COM0191-10 (the “Letter Agreement”) between Embraer S.A. (“Embraer”) and Republic Airline Inc. (“Buyer”) dated November 3rd, 2010 (collectively referred to herein as “Agreement”). This Amendment No. 2 is between Embraer and Buyer, collectively referred to herein as the “Parties”.

This Amendment No.2 sets forth additional agreements between Embraer and Buyer.

Except as otherwise provided for herein all terms of the Letter Agreement shall remain in full force and effect. All capitalized terms used in this Amendment No.2, which are not defined herein shall have the meaning given in the Letter Agreement. In the event of any conflict between this Amendment No.2 and the Letter Agreement the terms, conditions and provisions of this Amendment No.2 shall control.

NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged Embraer and Buyer hereby agree as follows:

1.	PARTS ADDITIONAL SUPPORT

1.1 Article 1.2 of the Letter Agreement shall be deleted and replaced by the following:

“1.2 [*] for the Firm Aircraft

a.    Embraer shall provide Buyer with [*]

1.2 Article 1.3 of the Letter Agreement shall be deleted and replaced by [*]

2.	AIRCRAFT PURCHASE PRICE

The first paragraph of Article 3.2.1 of the Letter Agreement shall be deleted and replaced by the following:

“The [*]”

3.	ADDITIONAL CUSTOMER SUPPORT SERVICES

2.1 Article 4.1 of the Letter Agreement shall be deleted and replaced by [*]

2.2 Article 4.4 of the Letter Agreement shall be deleted and replaced by the following:

[*]

* Confidential

4.	[*] ASSISTANCE

Article 5 of the Letter Agreement shall be deleted and replaced by [*]

5.	[*] SUPPORT

Article 7 of the Letter Agreement [*] shall be deleted and replaced by [*]

6.	[*] SPECIAL SUPPORT

Article 8 of the Letter Agreement shall be deleted and replaced by [*]

7.	[*]

Article 9 of the Letter Agreement [*] shall be deleted and replaced by [*]

8.	COUNTERPARTS

This Amendment No.2 may be executed in counterparts, which together shall constitute a single instrument and shall be governed by and construed in accordance with the laws of the State of New York.

9.	MISCELLANEOUS

All other provisions of the Agreement which have not been specifically amended or modified by this Amendment No. 2 shall remain valid in full force and effect without any change.

[Intentionally left in blank]

* Confidential

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment No.2 to Letter Agreement to be effective as of the date first written above.

Embraer S.A.	Republic Airline Inc.
By/s/ Mauro Kern Junior Name:Mauro Kern Junior Title:Vice-President Executive Engenharia e Tecnologia	By/s/ Thomas Duffy Jr. Name:Thomas Duffy Jr. Title: Vice President Technical Services
By/s/ Jose Luis D'Avila Molina Name:Jose Luis D'Avila Molina Title:Vice President Contracts Commercial Aviation	Date:12 Nov 11 Place:Indianapolis, IN
Date:16/Nov/2011 Place:Sao Jose dos Campos, Brazil

Witness: /s/ Fernando Bueno        Witness: /s/ Shannon Hall

Name: Fernando Bueno            Name: Shannon Hall

* Confidential